EXHIBIT 99.1

STOCKAMP & ASSOCIATES, INC.
FINANCIAL STATEMENTS

INDEX

Page
Independent Auditors’ Report	1
Balance Sheets as of December 31, 2007 and 2006	2
Statements of Operations for the years ended December 31, 2007, 2006 and 2005	3
Statements of Stockholders’ Deficit for the years ended December 31, 2007, 2006 and 2005	4
Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005	5-6
Notes to Financial Statements	7-13

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Stockamp & Associates, Inc.
Portland, Oregon

We have audited the accompanying balance sheets of Stockamp & Associates, Inc. as of December 31, 2007 and 2006, and the related statements of operations, stockholders’ deficit and cash flows for the years ended December 31, 2007, 2006 and 2005.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stockamp & Associates, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years ended December 31, 2007, 2006 and 2005, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 11 to the financial statements, the Company has corrected errors in its previously issued financial statements related to revenue recognition for the years ended December 31, 2007, 2006 and 2005.

/s/ Perkins & Company, P.C.
Portland, Oregon
June 30, 2008, except for Notes 11 and 12, as to which the date is September 20, 2008

STOCKAMP & ASSOCIATES, INC.
BALANCE SHEETS
DECEMBER 31, 2007 AND 2006

	2007	2006
	(Restated)	(Restated)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,747,367	$1,883,406
Accounts receivable	8,476,570	5,707,550
Due from stockholders	9,165	19,468
Prepaid expense	710,516	280,393
Total current assets	10,943,618	7,890,817

PROPERTY AND EQUIPMENT	1,606,429	1,638,712
	$12,550,047	$9,529,529

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$253,441	$135,417
Accrued employee benefits	6,201,895	3,730,213
Other accrued liabilities	182,335	147,202
Unearned revenue	10,699,733	5,944,333
Collections in excess of amounts earned	25,551,068	12,075,342
Deferred compensation liability	5,091,828	4,107,394
Capital lease obligations	13,742	6,186
Total current liabilities	47,994,042	26,146,087

CAPITAL LEASE OBLIGATIONS, NET
OF CURRENT PORTION	42,511	20,539

DEFERRED COMPENSATION LIABILITY,
NET OF CURRENT PORTION	50,940,870	45,545,387

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Class A common stock, no par value; 200,000
shares authorized	1,401,687	1,367,817
Class B nonvoting common stock, no par
value; 200,000 shares authorized	2,444,715	2,357,471
Accumulated deficit	(90,228,644)	(65,738,148)
	(86,382,242)	(62,012,860)
Stock subscriptions receivable	(45,134)	(169,624)
	(86,427,376)	(62,182,484)
	$12,550,047	$9,529,529

See notes to financial statements.

STOCKAMP & ASSOCIATES, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005
	(Restated)	(Restated)	(Restated)

REVENUES AND REIMBURSABLE EXPENSES:
Service, licensing and support revenue	$71,368,267	$85,271,345	$97,536,650
Reimbursable expenses	8,187,522	9,039,642	11,673,973
	79,555,789	94,310,987	109,210,623

OPERATING EXPENSES	67,560,924	62,194,766	67,729,044

OPERATING INCOME BEFORE BONUS
DISTRIBUTIONS	11,994,865	32,116,221	41,481,579

BONUS DISTRIBUTIONS TO OWNERS	27,500,000	18,298,675	41,984,100

OPERATING INCOME (LOSS)	(15,505,135)	13,817,546	(502,521)

OTHER INCOME (EXPENSE):
Interest income	128,923	85,123	71,920
Interest expense	(9,088,017)	(7,618,621)	(9,651,777)
Loss on disposition of property and equipment	(8,679)	(64,254)	(84,888)
	(8,967,773)	(7,597,752)	(9,664,745)

NET INCOME (LOSS)	$(24,472,908)	$6,219,794	$(10,167,266)

See notes to financial statements.

STOCKAMP & ASSOCIATES, INC.
STATEMENTS OF STOCKHOLDERS’ DEFICIT
YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

						Stock
	Common Stock A		Common Stock B		Accumulated	Subscriptions
	Shares	Amount	Shares	Amount	Deficit	Receivable	Total

STOCKHOLDERS' DEFICIT,	136,508	$1,390,052	169,919	$2,381,274	$(61,749,168)	$(794,896)	$(58,772,738)
JANUARY 1, 2005 (Restated)

Common stock issued	-	-	2,495	35,679	-	-	35,679

Common stock redeemed	(7,644)	(106,160)	(14,888)	(196,698)	(35,122)	-	(337,980)

Collections of stock subscriptions receivable	-	-	-	-	-	397,448	397,448

Net loss	-	-	-	-	(10,167,266)	-	(10,167,266)

STOCKHOLDERS' DEFICIT,
DECEMBER 31, 2005 (Restated)	128,864	1,283,892	157,526	2,220,255	(71,951,556)	(397,448)	(68,844,857)

Common stock issued	9,642	144,630	18,738	267,953	-	(370,056)	42,527

Common stock redeemed	(4,047)	(60,705)	(9,142)	(130,737)	(6,386)	-	(197,828)

Collections of stock subscriptions receivable	-	-	-	-	-	597,880	597,880

Net income	-	-	-	-	6,219,794	-	6,219,794

STOCKHOLDERS' DEFICIT,
DECEMBER 31, 2006 (Restated)	134,459	1,367,817	167,122	2,357,471	(65,738,148)	(169,624)	(62,182,484)

Common stock issued	6,047	90,705	31,228	446,560	–	(537,265)	-

Common stock redeemed	(3,789)	(56,835)	(25,127)	(359,316)	(17,588)	248,282	(185,457)

Collections of stock subscriptions receivable	-	-	-	-	-	413,473	413,473

Net loss	-	-	-	-	(24,472,908)	-	(24,472,908)

STOCKHOLDERS' DEFICIT,
DECEMBER 31, 2007 (Restated)	136,717	$1,401,687	173,223	$2,444,715	$(90,228,644)	$(45,134)	$(86,427,376)

See notes to financial statements.

STOCKAMP & ASSOCIATES, INC.
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

	2007	2006	2005
	(Restated)	(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(24,472,908)	$6,219,794	$(10,167,266)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	413,207	514,533	545,549
Loss on disposition of property and equipment	8,679	64,254	84,888
(Increase) decrease in:
Accounts receivable	(2,769,020)	1,077,208	(5,462,512)
Due from stockholders	10,303	(6,467)	(5,810)
Prepaid expense	(430,123)	61,552	(172,467)
Increase (decrease) in:
Accounts payable	118,024	(178,985)	(57,456)
Accrued employee benefits	2,471,682	(2,232,992)	1,183,576
Other accrued liabilities	35,133	(1,202,011)	580,856
Unearned revenue	4,755,400	2,458,583	1,153,807
Collections in excess of amounts earned	13,475,726	(9,381,359)	2,020,298
Deferred compensation liability	6,379,917	3,381,951	8,727,175
Net cash provided by (used in) operating activities	(3,980)	776,061	(1,569,362)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(349,576)	(584,896)	(674,345)
Proceeds from disposition of property and equipment	80	2,037	2,879
Net cash used in investing activities	(349,496)	(582,859)	(671,466)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of capital lease obligations	(10,579)	(12,484)	(497,046)
Repayment of stock redemption payable	-	(337,980)	-
Redemption of common stock	(185,457)	(197,828)	-
Proceeds from issuance of common stock	-	42,527	35,679
Collections of stock subscriptions receivable	413,473	597,880	397,448
Net cash provided by (used in) financing activities	217,437	92,115	(63,919)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(136,039)	285,317	(2,304,747)

CASH AND CASH EQUIVALENTS
AT BEGINNING OF YEAR	1,883,406	1,598,089	3,902,836

CASH AND CASH EQUIVALENTS
AT END OF YEAR	$1,747,367	$1,883,406	$1,598,089

See notes to financial statements.

STOCKAMP & ASSOCIATES, INC.
STATEMENTS OF CASH FLOWS (continued)
YEARS ENDED DECEMBER 31, 2007, 2006 AND 2005

SUPPLEMENTAL DISCLOSURES OF	2007	2006	2005
CASH FLOW INFORMATION:	(Restated)	(Restated)	(Restated)
Cash paid (received) during the year for:
Interest	$9,391	$4,458	$19,904
State and local taxes, net	$453,716	$(16,627)	$201,889

Noncash investing and financing transactions:
Purchase of equipment with capital lease	$40,107	$-	$33,845
Sale of common stock on subscriptions receivable	$537,265	$370,056	$-
Stock redemptions by cancellation of stock subscriptions	$248,282	$-	$-
Stock redemption with note payable to stockholder	$-	$-	$337,980

See notes to financial statements.

STOCKAMP & ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007, 2006 AND 2005

NOTE 1 – SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations - Stockamp & Associates, Inc., (the Company) is a leading national provider of health care performance improvement solutions.  Stockamp helps providers implement changes that improve a hospital or health system’s financial and operational performance, patient access to services and delivery of care.  The Company’s clients are among the largest healthcare organizations in the United States.

Concentration of Credit Risk - The Company provides professional services to clients throughout the United States.  The Company grants credit to clients, which consist of public and private hospitals.  Two clients accounted for approximately 49% and 25% of accounts receivable at December 31, 2007 and 2006, respectively.  During 2007 and 2006, two clients comprised 25% and 28% of total service revenue, respectively.  During 2005, three clients comprised 40% of total service revenue.  The Company maintains cash balances with a financial institution located in Oregon.  Cash balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

Accounts Receivable – Accounts receivable consist of charges for services, software support contracts, and reimbursable expenses due from clients.  Clients are generally invoiced in the month for which services are to be provided or when payable per contractual terms.  Receivables are considered delinquent if payment is not received by the date due, which is 30 days after the invoice date.  Interest is not charged on delinquent balances.  At December 31, 2007 and 2006, the Company did not provide an allowance for doubtful accounts as all accounts were deemed collectible.  Accounts receivable delinquent more than 90 days at December 31, 2007 amounted to $53,244.  No accounts receivable were delinquent more than 90 days at December 31, 2006.

Revenue Recognition - The Company earns revenue primarily from consulting services, software licensing and software support and maintenance services.  The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectibility is reasonably assured.  Revenue from consulting services is recognized in the period the services are provided using an objective measure of output over the term of the contract.

In some of the Company’s contracts, the Company bills and collects fees from clients prior to recognizing revenue from performing the services.  Such amounts are included in the balance sheet as collections in excess of amounts earned.  In other service contracts, the Company performs the services prior to billing clients.  These amounts are included in accounts receivable as unbilled accounts receivable.

Consulting fees include amounts which are fixed and determinable along with contingent fees based on contractual terms.  Contingent fees are frequently based upon measurable improvements in its clients’ cash flows or revenues and are generally determined over a 12 month measurement period.  The Company accounts for contingent fees under Emerging Issues Task Force Topic D-96, “Accounting for Management fees Based on a Formula.”  Accordingly the Company recognizes contingent revenue at the end of the measurement period.  Amounts billed and collected prior to the end of the measurement period are presented on the balance sheet as collections in excess of amounts earned.  Such amounts are generally recognized as revenue in the subsequent year.

Expense reimbursements that are billable to clients are generally recognized as revenue in the period in which the expense is incurred.

STOCKAMP & ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2007, 2006 AND 2005

The Company has developed proprietary software that it utilizes in its performance of services to its clients.  It licenses this software to its clients and provides related training and support during the term of the consulting engagement.  Licenses to the Company’s software are sold only as a component of its consulting projects and as such, there is no vendor-specific objective evidence of fair value.  Therefore, revenue from software licenses is recognized ratably over the term of the related consulting services contract.  Thereafter, clients pay an annual fee for support and maintenance.  Annual support and maintenance fee revenue is recognized ratably over the support period which is generally one year.  Fees for support and maintenance are billed in advance and included in deferred revenue until recognized.

See Note 11 for a discussion of the restatement relating to revenue recognition.

Cash and Cash Equivalents - For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

Property and Equipment - Property and equipment is stated at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to twenty years. Minor repairs and maintenance that do not improve or extend the lives of assets are expensed as incurred.  Upon disposal of property and equipment, the cost of assets and the related accumulated depreciation are removed from the accounts.  Gains or losses related to disposal of property and equipment are reflected in current earnings.

Software Development Costs – The Company accounts for the costs of software to be marketed in compliance with Statement of Financial Accounting Standards (“SFAS”) No. 86, Accounting for Costs of Computer Software to be Sold, Leased or Otherwise Marketed.  Software development costs are expensed as incurred until technological feasibility of the product is established.  Development costs incurred subsequent to technological feasibility are capitalized and will be amortized over the estimated economic life of the product.  Amortization begins when the software is available for general release to customers.

The Company did not capitalize any software development costs in 2007, 2006 or 2005.

Deferred Compensation Liability - The Company accounts for its deferred compensation liability under Accounting Principles Board Opinion (“APB”) No. 12, “Omnibus Opinion - 1967.” Accordingly the Company recognizes service cost as well as interest expense on the accumulated obligation during the service period.  In periods subsequent to the service period, interest expense is recognized until benefits have been paid in full.

Promotional and Public Relations - Promotional and public relations costs are expensed as incurred.  In 2007, 2006 and 2005 promotional and public relations costs amounted to $345,516, $135,727, and $182,788 respectively.

Income Taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code.  Under those provisions, the Company generally does not pay federal or state corporate income taxes on its taxable income.  Instead, the stockholders are liable for individual federal and state income taxes on the Company’s taxable income.  In certain state and county jurisdictions, the Company pays income tax, franchise tax and business taxes based on income.  Local taxes paid by the Company are expensed as paid.

Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

STOCKAMP & ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2007, 2006 AND 2005

Reclassifications – Certain reclassifications have been made to the 2005 financial statement presentation to correspond to the current year’s format.  Total equity and net income are unchanged due to these reclassifications.

Recently Issued Accounting Standards – In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements.”  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements.  SFAS No. 157 does not require any new fair value measurements in financial statements, but standardizes its definition and guidance in GAAP.  Thus, for some entities, the application of this statement may change prior practice.  The Company adopted SFAS No. 157 effective beginning on January 1, 2008 for financial assets and financial liabilities, which did not have any impact on the Company’s financial statements.  In February 2008, the FASB issued FASB Staff Position FAS 157-2, “Effective Date of FASB Statement No. 157,” which delayed by one year the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).  The Company will adopt SFAS No. 157 for its nonfinancial assets and nonfinancial liabilities effective January 1, 2009, which is not expected to have a material impact on the Company’s future financial position, results of operations, or cash flows.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115.”  SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective of this statement is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The Company adopted SFAS No. 159 effective beginning on January 1, 2008.  The adoption of this statement did not have any impact on the Company’s financial statements.

NOTE 2 – ACCOUNTS RECEIVABLE

Accounts receivable consists of the following at December 31:

	2007 (Restated)	2006 (Restated)

Consulting fees, billed	$47,000	$795,000
Contingent fees, billed	6,123,608	1,500,000
Contingent and consulting fees, earned and unbilled	607,384	1,665,045
Software support fees, billed	831,000	802,000
Expense reimbursements, billed	145,594	168,284
Expense reimbursements, unbilled	707,517	776,803
Other receivables	14,467	418
	$8,476,570	$5,707,550

STOCKAMP & ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2007, 2006 AND 2005

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31:

	2007	2006

Furniture and fixtures	$1,372,155	$1,363,763
Office equipment	348,073	385,567
Computer equipment	2,484,876	2,282,170
Leasehold improvements	567,504	559,536
Deposits on computer equipment in transit	58,734	-
	4,831,342	4,591,036
Less accumulated depreciation	3,224,913	2,952,324
	$1,606,429	$1,638,712

NOTE 4 – DUE FROM STOCKHOLDERS

The Company files composite tax returns for certain stockholders in states that allow such filings.  Taxes paid with those tax returns are due from stockholders.  If refunds of composite taxes are received by the Company, those refunds are payable to the stockholders.  Due from stockholders represents the net receivable arising from tax payments and tax refunds.

NOTE 5 – RETIREMENT PLANS

The Company has a 401(k) profit sharing plan.  Employees, 21 years of age or older, are eligible for 401(k) benefits after one year of service and eligible for profit sharing contributions after two years of service.  Company profit sharing contributions and matching contributions to the 401(k) plan are discretionary and are established annually by the Board of Directors.  Profit sharing contributions amounted to $2,026,791, $1,906,527 and $1,651,563 for 2007, 2006 and 2005, respectively.  401(k) matching contributions amounted to $925,585, $913,148 and $77,686 for 2007, 2006 and 2005, respectively.

NOTE 6 – LINE OF CREDIT

The Company has available a $4,000,000 line of credit with Bank of America, N.A. (the Bank) that matures on December 1, 2008.  Interest is payable monthly at either the Bank’s prime rate minus 0.25%, the Bank’s Interbank Offered Rate (“IBOR”) plus 1.75% or at the London Interbank Offered Rate (“LIBOR”) plus 1.75%.  The IBOR rate option may be selected by the Company for a period from 30 to 180 days with a minimum principal amount of $500,000.  The LIBOR rate option may be selected by the Company for a period of one, two, three, four, five or six months with a minimum principal amount of $500,000.  Any balance not selected under the IBOR or LIBOR rate option bears interest using the prime rate option.  The Bank’s prime rate was 7.25% and 8.25% at December 31, 2007 and 2006, respectively. Under the credit agreement, the Company has available standby letters of credit up to $1,250,000 with a maximum maturity of three hundred sixty-five (365) days.  At December 31, 2007 and 2006, the Company had no balance outstanding under the line of credit and no outstanding letters of credit.  The Bank agreement contains provisions, among others, requiring the maintenance of certain financial ratios and a certain level of tangible net worth.

STOCKAMP & ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2007, 2006 AND 2005

NOTE 7 – LEASE OBLIGATIONS

The Company leases office equipment under noncancelable leases classified as capital lease obligations. The amortization of these leases has been included in the Company’s depreciation expense.  The net book value of the equipment under lease was $53,352 and $26,995 (net of accumulated amortization of $21,600 and $6,850, respectively) at December 31, 2007 and 2006, respectively.

The Company leases office space under a long-term noncancelable operating lease agreement expiring December 31, 2012.  This lease provides for a renewal option for one additional period of five years at fair rental value at the time of renewal.  Additionally, the Company leases office equipment and computers under operating leases expiring through December 31, 2012.  In the normal course of business, operating leases are generally renewed or replaced by other leases.  Total rent expense amounted to $1,244,574, $1,170,370 and $1,154,672 for 2007, 2006 and 2005, respectively.

The following is a schedule by years of future minimum payments under leases that have initial lease terms in excess of one year, and the present value of net minimum lease payments under capital leases which is carried as a liability, as of December 31, 2007:

	Capital Leases	Operating Leases

2008	$20,104	$1,067,503
2009	20,104	988,457
2010	16,689	942,912
2011	10,529	892,738
2012	3,353	909,539
Thereafter	-	3,911
Total minimum lease payments	70,779	$4,805,060
Less amounts representing interest	14,526
Present value of minimum payments	56,253
Less current portion of capital lease obligations	13,742
	$42,511

NOTE 8 – RELATED PARTY TRANSACTIONS

The Company reimburses a stockholder for the business use charter costs of a plane the stockholder leases from his wholly-owned company.  Reimbursements amounted to $1,014,790, $893,760 and $504,210 in 2007, 2006 and 2005, respectively.  No amounts are payable at December 31, 2007 and 2006.

NOTE 9 – EMPLOYMENT AGREEMENTS

Employment Agreements

The Company has entered into employment agreements with stockholders, which provide for minimum annual salary and severance payments, unless terminated with cause.  The severance payments include one year’s salary and the payment of life insurance and health insurance premiums for one year.  These agreements include noncompetition clauses that expire 5 years from the date of termination.

STOCKAMP & ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2007, 2006 AND 2005

Stockholders’ Agreement

Under the terms of a stockholders’ agreement effective January 1, 2004, the Company agrees to repurchase stock from stockholders upon death, disability or termination at the greater of an agreed value or the book value of the Company.  The agreed value is determined annually by the stockholders.  The agreement restricts the transfer of stock and only permits sales of stock by stockholders to the Company.

Deferred Compensation Plan

The Company has a non-qualified deferred compensation plan for stockholders.  The obligation is unfunded and will be paid from the future income of the Company.  Benefits vest over a 10-year period; however, participants must meet certain notice requirements and enter into noncompete, separation and release agreements with the Company in order to receive benefits.  Benefits become immediately vested in the event of certain corporate transactions. Benefits are payable over 5 years, without interest, beginning after termination of employment.  Amounts payable to participants are based on a formula relating to each individual’s prior compensation.  The amount of benefits payable and related payment dates are not determinable until the date of termination.  See Note 12 regarding the impact of subsequent events on the deferred compensation liability.

NOTE 10 – STOCK SUBSCRIPTIONS RECEIVABLE

Stock subscriptions receivable are due in various amounts monthly and include interest of 4.375% at December 31, 2007.  Interest income received from stock subscriptions receivable was $17,946, $20,238 and $35,567 in 2007, 2006 and 2005, respectively.

NOTE 11 – REISSUED REPORT

Subsequent to the issuance of the Company’s financial statements for 2007, 2006 and 2005, management became aware that certain revenue transactions were not accounted for in the proper periods in accordance with generally accepted accounting principles.  In these restated financial statements, the Company accounted for the fixed fee portion of its contracts using a units of output measure.  In addition, to the extent that the determination of units of output indicated an extended measurement period, revenue recognition for the contingent fee portion of the related contracts was deferred to the end of the revised measurement period.  The corrections had the following effect:

	2007	2006	2005

Increase (decrease) in revenue	$6,688,529	$(2,800,382)	$(1,301,988)
Increase (decrease) in net income	$6,688,529	$(2,800,382)	$(1,301,988)
Increase (decrease) in accounts receivable	$(567,902)	$(1,035,106)	$497,366
Increase (decrease) in collections in excess of amounts earned	$(1,148,193)	$5,073,132	$3,805,222
Increase (decrease) in accumulated deficit	$(580,291)	$6,108,238	$3,307,856

STOCKAMP & ASSOCIATES, INC.
NOTES TO FINANCIAL STATEMENTS - (Continued)
DECEMBER 31, 2007, 2006 AND 2005

NOTE 12 – SUBSEQUENT EVENTS

On July 8, 2008, the Company sold substantially all of its assets, including its business operations and certain liabilities to Huron Consulting Group Inc. (“Huron”) in exchange for approximately $218.5 million, subject to a working capital adjustment, of which $168.5 million was paid in cash and $50.0 million was paid through the issuance of 1,100,740 shares of the common stock of Huron.  Of the common stock received, 330,222 shares with an aggregate value of $15.0 million were deposited into escrow for a period of one year, beginning on July 8, 2008, to secure certain indemnification obligations of the Company and its stockholders.   Additional purchase consideration may be payable by Huron if specific performance targets are met over a period beginning on July 8, 2008 and ending on December 31, 2011.  In addition, Huron will make the Company whole if the fair value of the common stock received from Huron declines at certain measurement dates.

Upon completion of the sale, both the payment obligations related thereto and the vesting of deferred compensation benefits were accelerated.  The Company paid the resulting obligation of $102.0 million on July 14, 2008.  These financial statements do not reflect any adjustment as a result of the sale.